Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Richard S. Swartz, Jr., Betty R. Johnson, and Gerald B. Engen, Jr., as his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power-of-attorney has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD S. SWARTZ, JR.	President and Chief Executive Officer	April 27, 2017
Richard S. Swartz, Jr.	(Principal Executive Officer)
/s/ Betty R. Johnson	Senior Vice President, Chief Financial Officer and Treasurer	April 27, 2017
Betty R. Johnson	(Principal Financial and Accounting Officer)
/s/ William A. Koertner	Executive Chairman of the Board of Directors	April 27, 2017
William A. Koertner
/s/ Jack L. Alexander	Director	April 27, 2017
Jack L. Alexander
/s/ Larry F. Altenbaumer	Director	April 27, 2017
Larry F. Altenbaumer
/s/ BRADLEY T. FAVREAU	Director	April 27, 2017
Bradley T. Favreau
/s/ Henry W. Fayne	Director	April 27, 2017
Henry W. Fayne
/s/ KENNETH M. HARTWICK	Director	April 27, 2017
Kenneth M. Hartwick
/s/ Gary R. Johnson	Director	April 27, 2017
Gary R. Johnson
/s/ DONALD C.I. LUCKY	Director	April 27, 2017
Donald C. I. Lucky
/s/ Maurice E. Moore	Director	April 27, 2017
Maurice E. Moore
/s/ William D. Patterson	Director	April 27, 2017
William D. Patterson